Exhibit 3.1

AMENDMENT TO AMENDED AND

RESTATED ARTICLES OF INCORPORATION

OF

CELL THERAPEUTICS, INC.

Pursuant to the Washington Business Corporation Act (the “WBCA”), Chapter 23B.10, the undersigned officer of the above named corporation does hereby submit for filing these Articles of Amendment:

FIRST: This amendment to the above named corporation’s Amended and Restated Articles of Incorporation, as amended to date (the “Restated Articles”), was approved by said corporation’s Board of Directors on March 25, 2014 without shareholder approval in accordance with the provisions of the WBCA Section 23B.10.020.

SECOND: Article I of the Restated Articles is amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is CTI BioPharma Corp.

THIRD: These Articles of Amendment shall be effective on May 30, 2014.

* * *

I certify that I am a duly appointed and incumbent officer of the above named corporation, and I am authorized to execute these Articles of Amendment on its behalf.

EXECUTED this 30th day of May, 2014.

CELL THERAPEUTICS, INC., a Washington corporation

By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration